Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Absolute Shares Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Absolute Shares Trust for the period ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Absolute Shares Trust for the stated period.

/s/Don Schreiber, Jr. Don Schreiber, Jr. President and Principal Executive Officer, Absolute Shares Trust	/s/Steven Van Solkema Steven Van Solkema Treasurer and Principal Financial Officer, Absolute Shares Trust
Dated: March 9, 2021	Dated: March 9, 2021

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Absolute Shares Trust for purposes of Section 18 of the Securities Exchange Act of 1934.